TERMS AND CONDITIONS FOR OPTIONS GRANTED TO SENIOR MANAGEMENT OF ASML HOLDING GROUP COMPANIES IN THE UNITED STATES OF AMERICA UNDER THE ASML STOCK OPTION PLAN — CONDITIONAL STOCK OPTIONS –

(VERSION January 2004)

Related documents

In these Option Conditions reference is made to the following documents:

— ASML Stock Option Plan (version 2)
— ASML Rules of Conduct concerning Insider Information

These documents may be consulted on the ASML Intranet.

TERMS AND CONDITIONS FOR OPTIONS GRANTED
TO SENIOR MANAGEMENT OF ASML HOLDING GROUP COMPANIES
IN THE UNITED STATES OF AMERICA
UNDER THE ASML STOCK OPTION PLAN
- CONDITIONAL STOCK OPTIONS - (Version January 2004)

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Article 1 — Definitions

In these Option Terms and Conditions and in related documents, the following terms shall have the meanings as defined in this Article, unless explicitly stated otherwise.

Allocation Date	:	the date of allocation of an Option, being two days after the publication of the annual results for 2003 being January 19th, 2004;

Application Form	:	the Stock Options for Performance Related Bonus 2003 Plan Senior Management Application Form (Salary Grade 92 or 93) of ASML Holding Group Companies in the United States, on the basis of which Options are allocated to Employees;

ASML	:	ASML Holding N.V., having its business address at De Run 6501 in Veldhoven, the Netherlands;

Embargo Period	:	the period from January 19th, 2004 up to and including January 18th, 2007;

Employee	:	a natural person who on the Allocation Date is employed by an ASML Group Company in the United States of America in a position with job grade 92 or 93, and who is on its payroll or who has been assigned abroad as an expatriate or ITA by an ASML Group Company in the United States of America;

Employer	:	ASML or Group Company that employs Employee on the Allocation Date;

Exercise Price	:	the price for which Option Holder may acquire one Share upon the exercise of one Option;

Group Company	:	juridical legal entities incorporated or registered under the laws of a jurisdiction of the United States of America, the shares or parts of which are directly or indirectly held by ASML, including predecessors of aforementioned legal entities;

TERMS AND CONDITIONS FOR OPTIONS GRANTED
TO SENIOR MANAGEMENT OF ASML HOLDING GROUP COMPANIES
IN THE UNITED STATES OF AMERICA
UNDER THE ASML STOCK OPTION PLAN
- CONDITIONAL STOCK OPTIONS - (Version January 2004)

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Option	:	a right granted by Employer to Option Holder to acquire one Share against payment of the Exercise Price during the Option Period;

Option Agent	:	the organization to be designated by ASML charged with the implementation of the Option Conditions;

Option Conditions	:	the present terms and conditions for Options granted to Senior Management of ASML Holding Group Companies in the United States under the ASML Stock Option Plan – conditional options – version January 2004, including any modifications subsequently introduced herein in conformity with the same;

Option Holder	:	the holder of an Option, being the person to whom an Option has been allocated in writing and who at the time of allocating of such Option is an Employee of ASML or who has become the holder of such Option by virtue of being Employee’s heir;

Option Period	:	the period during which the Option may be exercised;

Option Rules	:	the ASML Stock Option Plan (version 2) including any modifications subsequently introduced therein in conformity with the same, on which these Option Conditions are based;

Revised Option Period	:	the applicable Option Period for all – or a part of – the Options after approval by Employer of a request by Option Holder as mentioned in Article 8;

Share	:	an ordinary share with a nominal value of EURO 0.02 (two EURO Cents) in the share capital of ASML, which share is listed on the Euronext Amsterdam (“AEX”) in the Netherlands, or the NASDAQ Stock Market (“NASDAQ”), New York City, New York, USA, which share is acquired by Option Holder by exercising an Option granted under these Option Conditions;

Termination for Cause	:	Cause shall mean (i) any act of personal dishonesty taken by Employee in connection with his or her responsibilities as Employee and intended to result in a

TERMS AND CONDITIONS FOR OPTIONS GRANTED
TO SENIOR MANAGEMENT OF ASML HOLDING GROUP COMPANIES
IN THE UNITED STATES OF AMERICA
UNDER THE ASML STOCK OPTION PLAN
- CONDITIONAL STOCK OPTIONS - (Version January 2004)

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:	personal enrichment of Employee, (ii) conviction of a felony, (iii) a willful act by Employee that constitutes gross misconduct and is injurious to Employer, and (iv) continued violations by Employee of his or her obligations to Employer which are demonstrably willful and deliberate on his or her part after (a) there has been delivered to Employee a written demand for performance from Employer that describes the basis for the belief that he or she has not substantially performed his or her duties set forth in specific goals to cure such defaults, and (b) he or she has been given 30 (thirty) days during which he or she has been unable to cure such failure to perform his or her duties. For Employees who are resident in the Netherlands, the term Cause shall have the meaning as stated in section 7:677 in conjunction with section 7:678 of the Dutch Civil Code at that time.

The terms defined above in the singular or in the plural shall also comprise the plural and vice versa, unless in the case concerned it can be inferred otherwise from the text of the Option Conditions.

Article 2 – Scope and Object

These Option Conditions are part of the Option Rules and contain the terms and conditions that are applicable to Option Holder pursuant to article IV of the Option Rules.

Option Holder is aware of the fact that the value of the shares may rise or fall, and that ASML does not guarantee that Option Holder will derive any benefit from participating in the ASML Stock Option Plan – conditional options – version January 2004.

Nothing in these Option Conditions or related documents by themselves or in combination shall be construed as an expressed or implied contract of employment or a guarantee of continued future employment.

Article 3 – Acquisition of Options

Employee is granted Options under these Option Conditions on the Date of Grant by Employer. The Options are granted in writing.

3.1	Options shall be allocated at the request of Employee. Options shall be allocated pro rated to the number of Options requested by Employee on the Application Form, the total number of Options requested and the maximum number of Options available;

3.2	When submitting a request for the allocation of Options which is done at Employee's sole discretion, Employee must pay Employer a net amount equal to USD 2.60 (two United
States DOLLARS and sixty United States DOLLAR Cents) multiplied by the

TERMS AND CONDITIONS FOR OPTIONS GRANTED
TO SENIOR MANAGEMENT OF ASML HOLDING GROUP COMPANIES
IN THE UNITED STATES OF AMERICA
UNDER THE ASML STOCK OPTION PLAN
- CONDITIONAL STOCK OPTIONS - (Version January 2004)

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number of Options allocated to such Employee. The number of Options allocated to Employee will equal up to a maximum of Employee's actual 2003 gross performance related bonus amount divided by
USD 5.20 (five United States DOLLARS and twenty United States DOLLAR Cents), taking into account the provisions of paragraph 1 of this Article.

3.3	To be eligible for Options a fully completed and signed Application Form must have been received by the Salary Accounts Department in Veldhoven, no later than on January 18th, 2004;

3.4	Options shall be allocated on the basis of the Application Form. For each Option allocated, Employee shall pay USD 2.60 (two United States DOLLARS and sixty United States
DOLLAR Cents) to Employer from Employee's net (after tax and/or social security tax)
income, at the time when Employer normally pays out 2003 performance related bonus amounts.

Article 4 – Acceptance of the Options

4.1	By handing in the Application Form on which the wish is expressed to participate in the underlying plan, Employee accepts (i) all of the Options that may be allocated, and (ii) the Option Rules and the Option Conditions;

4.2	Employee shall be informed in writing of the number of Options allocated;

4.3	Effective from the Allocation Date an option agreement will come into existence.

Article 5 – Option Period

5.1	The Option Period shall be 10 (ten) years, counting from the Allocation Date and shall thus end on January 18th, 2014;

5.2	Options may only be exercised within the Option Period;

5.3	Options that have not been exercised within the Option Period shall lapse after the expiration of the Option Period and become null and void;

5.4	Notwithstanding the provisions of paragraphs 1 through 3 of this Article, the Option Period may be extended under the circumstances as referred to in Article 8.5 by a maximum period of 12 (twelve) months.

TERMS AND CONDITIONS FOR OPTIONS GRANTED
TO SENIOR MANAGEMENT OF ASML HOLDING GROUP COMPANIES
IN THE UNITED STATES OF AMERICA
UNDER THE ASML STOCK OPTION PLAN
- CONDITIONAL STOCK OPTIONS - (Version January 2004)

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Article 6 – Exercise Price

The Exercise Price shall be equal to the closing price “cum dividend” of an ordinary ASML share on Euronext, Amsterdam (“AEX”) in the Netherlands on the Allocation Date. For United States residents or citizens, the Euro denominated Exercise Price will be converted into a United States Dollar Exercise Price by taking the Exercise Price defined in the first sentence of this Article and applying the Euro – United States Dollar exchange rate fixing on the Allocation Date as performed by the European Central Bank at or around 14.00 hours C.E.T.;

Article 7 – Transferability of the Option

7.1	The Option shall be strictly non-transferable and may not be encumbered with a pledge;

7.2	Devolution by last will or hereditary succession pursuant to the statutory provisions shall, however, not vitiate the Option;

7.3	Option Holder shall not be permitted to conclude any transaction in relation to the Options on Euronext Amsterdam, the Netherlands , NASDAQ, New York, United States of America, or any other stock exchange;

7.4	In the event of an Option Holder acting in contravention of the provisions of this Article, the Options of such Option Holder shall lapse;

Article 8 – Exercise of the Option

8.1	The Options may only be exercised on the last day of the Option Period.

8.2	At the request of Option Holder the Option Period may be shortened for all or part of the Options. The Revised Option Period will then replace the Option Period for part or all the Options, whichever the request may be. On the last day of the Revised Option Period Option Holder may exercise the Options for which Option Holder has requested the Revised Option Period. In the written request Option Holder is required to notify Employer of the requested end date of the Revised Option Period.

8.3	A written request for a Revised Option Period during the Embargo Period shall not be honoured by Employer;

8.4	When exercising the Options Option Holder must comply with the “ASML Rules of Conduct concerning Insider Information”, as in force at the time of exercising;

TERMS AND CONDITIONS FOR OPTIONS GRANTED
TO SENIOR MANAGEMENT OF ASML HOLDING GROUP COMPANIES
IN THE UNITED STATES OF AMERICA
UNDER THE ASML STOCK OPTION PLAN
- CONDITIONAL STOCK OPTIONS - (Version January 2004)

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8.5	In case of termination of the employment relationship between Employee and Employer due to Employee’s (i) death, or (ii) incapability to act, the Options may be exercised during the entire Option Period, after the Embargo Period has expired. In case the remaining Option Period, measured from the moment of termination for aforementioned reasons, consists of less than 12 (twelve) months, the Option Period will be extended such that the remaining Option Period will be at least 12 (twelve) months counting from the date of the termination. Therefore, if the date of termination for reasons mentioned in the first sentence of this Article, falls within 12 (twelve) months before the end of the Option Period as defined in Article 5.1, the Option Period will effectively be prolonged beyond the period as defined in Article 5.1;

In case of termination of the employment relationship between Employee and Employer due to Employee’s (iii) retirement or (iv) occupational disability (within the meaning of the Dutch Disablement Benefits Act [Wet op de Arbeidsongeschiktheids-verzekering]), the Options may be exercised during the entire Option Period, after the Embargo Period has expired;

Retirement for these Option Conditions is defined as (a) leaving the employment of Employer at the age of 55 (fifty five) years or later in case Employee is eligible to (early) retirement payments paid by a State, Federal or private pension fund, or (b) leaving the employment of Employer under the “Rule of 65” without being eligible to (early) retirement payments paid by a State, Federal or private pension fund.

The “Rule of 65” determines that Employee is deemed to retire for these Option Conditions in case Employee leaves the employment of Employer at the age of 55 (fifty five) years after 10 (ten) years of continued employment with ASML, a Group Company or its legal predecessors. For every additional year in excess of 55 (fifty five) years of age, Employee is required to have one year less of continued employment, until the age of 65 (sixty five) years. Employee is deemed to retire for these Option Conditions in case Employee leaves the employment of Employer at the age of 65 (sixty five) years with one or less years of continued employment with ASML, a Group Company or her legal predecessors.

8.6	If, during the Option Period, Employee is terminated for Cause by Employer or Employee is terminated by Employer on account of another reason imputable to Employee, regardless of whether employment has been terminated, any Options not yet exercised shall lapse forthwith. All Options that have thus become null and void will do so without Employee being entitled to any compensation in this respect from Employer or another Group Company;

8.7	In case of termination of the employment relationship, during or after the Embargo Period, between Employee and Employer for reasons other than those mentioned in

TERMS AND CONDITIONS FOR OPTIONS GRANTED
TO SENIOR MANAGEMENT OF ASML HOLDING GROUP COMPANIES
IN THE UNITED STATES OF AMERICA
UNDER THE ASML STOCK OPTION PLAN
- CONDITIONAL STOCK OPTIONS - (Version January 2004)

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Article 8, paragraphs 5 and 6, the Options may be exercised during the Option Period, provided such exercise is not in conflict with the provisions of paragraphs 1 through 4, and paragraph 8 of this Article. If the Options are not exercised within the Option Period, the Options shall lapse.

8.8	The Options may be exercised by Option Holder for the total number allocated or in tranches of 100 or multiples thereof (with the exception of the last tranche), with the provision that each exercise must take place within the Option Period, provided such exercise is not in conflict with the provisions of Article 11;

8.9	Exercise of the Option shall take place in conformity with the applicable “Procedure for the exercise of ASML Options”.

Article 9 – Dilution of Capital

9.1	If at any time the issued capital of ASML increases, for instance as a result of (i) a resolution to issue shares with a pre-emption right for the holders of the Shares at that time outstanding, (ii) a stock dividend, or (iii) a capitalisation of reserves, the Exercise Price and/or the number of Options allocated may be adjusted in such a manner as the Board of Management shall then decide;

9.2	The adjustments by the Board of Management referred to in Article 9.1 shall be binding after an independent accountant who is a member of the Netherlands Institute for Registered Accountants [Nederlands Instituut voor Register Accountants], has issued a certificate stating that the adjustments have been determined in a reasonable manner. Adjustment of the Exercise Price and or the number of Options shall take place on the day preceding the day on which notice was given of the aforementioned resolutions. Any tax and/or social insurance consequences resulting from the above shall be for the account of Option Holder;

9.3	An adjustment of the Exercise Price and/or the number of Options allocated and the computation upon which the same are based shall be notified as soon as possible to Option Holder in writing.

Article 10 – Taxes and Costs

10.1	All taxes and/or social insurance contributions payable as a result of the Options allocated and/or as a result of Option being owned and/or exercised by Option Holder, including possible consequences of an amendment of the Option Conditions, shall be entirely for the account of Option Holder;

TERMS AND CONDITIONS FOR OPTIONS GRANTED
TO SENIOR MANAGEMENT OF ASML HOLDING GROUP COMPANIES
IN THE UNITED STATES OF AMERICA
UNDER THE ASML STOCK OPTION PLAN
- CONDITIONAL STOCK OPTIONS - (Version January 2004)

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Article 10 – Taxes and Costs

10.2	Option Holder shall be liable for all the costs relating to the exercise of Options, including but not limited to costs charged by stock brokers in connection with the acquired Shares resulting from the exercise of Options and the contiguous sale of such Shares;

10.3	Costs relating to the issue and/or acquisition of Shares in the capital of ASML shall be for the account of ASML.

Article 11 – Prevention of Insider Trading

Option Holder who by returning the Application Form accepts the Option Conditions, shall at the same time, be deemed to accept the applicable “ASML Rules of Conduct concerning Insider Information” and to act accordingly.

Article 12 — Notices

12.1	Notices which must be given by ASML to Option Holder pursuant to or in connection with the Option Rules and/or the Option Conditions shall be regarded as correctly addressed if sent to the address of Option Holder as recorded in the Staff Records Department of ASML or the Group Company;

12.2	Notices which must be given by Option Holder to ASML pursuant to or in connection with the Option Rules and/or the Option Conditions shall be regarded as correctly addressed if sent to the address of ASML as listed with the Chamber of Commerce, for the attention of the ASML Option Administrator.

Article 13 — Disputes

13.1	The Option Rules, the Option Conditions, the annexes thereto, and all further documents relating to the Option Rules and/or the Option Conditions shall be governed by the laws of the Netherlands;

13.2	All disputes arising from the Option Rules, the Option Conditions, the annexes thereto, and further documents related to the Option Rules and/or the Option Conditions, shall in the first instance, be settled by the District Court of Eindhoven.

Article 14 — Amendments

14.1	The Board of Management shall have the power to amend the Option Rules and/or Option Conditions or add further provisions to the same at any time;

14.2	Option Holder shall be informed of any amendments or measures as referred to in this Article in good time, in writing.

TERMS AND CONDITIONS FOR OPTIONS GRANTED
TO SENIOR MANAGEMENT OF ASML HOLDING GROUP COMPANIES
IN THE UNITED STATES OF AMERICA
UNDER THE ASML STOCK OPTION PLAN
- CONDITIONAL STOCK OPTIONS - (Version January 2004)

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